UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 23, 2005 (August 19, 2005)
Date of Report (Date of earliest event reported):

Imagin Molecular Corporation
(Exact name of Registrant as specified in its Charter)
(formerly known as)
Cipher Holding Corporation

Delaware    0-23873    13-4099008
 (State or other jurisdiction   (Commission File Number)   (IRS Employer
Identification Number)

Delaware	0-23873	13-4099008
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

3801 N. Washington Street
Oak Brook, Illinois 60523
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (630) 371-5583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal officers

On August 19, 2005, Patrick G. Rooney, the Registrant’s Chairman, President and Chief Executive officer resigned from those positions. Upon unanimous consent of the Board of Directors, the position of Chairman was filled by Neil Sy, who was also appointed the Registrant’s President and Chief Financial Officer. Corey Conn, a Director of the Registrant, vacated the position of Chief Financial Officer and was appointed to serve as the Registrant’s Chief Executive Officer.

Neil Sy, 37, President, Chief Financial Officer, is currently engaged in capital raising ventures including consumer medicine and real estate properties in Chicago, Illinois and Las Vegas, Nevada. Prior thereto and from 1997 to 2003, Mr. Sy was a member of the Chicago Board Options Exchange as a market maker. Prior thereto, and from 1992 to 1997, Mr. Sy worked on the Chicago Board Options Exchange as a trade manager. Mr. Sy received a Bachelor’s Degree in Business Administration from Southern Illinois University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2005

IMAGIN MOLECULAR CORPORATION

By:/s/ Corey Conn
Corey Conn, Chief Executive Officer